As filed with the Securities and Exchange Commission on December 20, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

APEX GLOBAL BRANDS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4182437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, CA 91411

(818) 908-9868

(Address, Including Zip Code, of Principal Executive Offices)

Apex Global Brands Inc. Amended and Restated 2013 Stock Incentive Plan

(Full Title of the Plan)

Henry Stupp

Chief Executive Officer

5990 Sepulveda Blvd.

Sherman Oaks, California 91411

(818) 908‑9868

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott M. Stanton, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Drive, Suite 300

San Diego, CA 92130

(858) 314-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non‑accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock	200,000	$0.98	$196,000	$26.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market as of a date (December 18, 2019) within five business days prior to filing this Registration Statement.

(3)	Calculated pursuant to Rule 457(h) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Apex Global Brands Inc. (“Registrant”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) to register 200,000 additional shares of the Registrant’s Common Stock reserved for issuance under the Registrant’s Amended and Restated 2013 Stock Incentive Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S‑8 filed with the SEC on August 23, 2013 (File No. 333‑190795) and the Registrant’s registration statement on Form S‑8 filed with the SEC on August 18, 2017 (File No. 333-220044). In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

All share numbers in this Registration Statement have been adjusted to give effect to the Company’s 1-for-3 reverse stock split of its issued and outstanding Common Stock that occurred on September 27, 2019.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference herein:

(a)

The Registrant’s Annual Report on Form 10-K for its fiscal year ended February 2, 2019 filed with the Commission on April 23, 2019 containing audited financial statements for the Registrant’s latest fiscal year.

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended May 4, 2019, August 3, 2019 and November 2, 2019, filed with the Commission on June 18, 2019, September 17, 2019 and December 20, 2019, respectively.

(c)	The following Current Reports on Form 8-K filed by the Registrant with the Commission:
•	Current Report on Form 8-K filed with the Commission on May 1, 2019;
•	Current Report on Form 8-K filed with the Commission on June 10, 2019;
•	Current Report on Form 8-K filed with the Commission on June 11, 2019;
•	Current Report on Form 8-K filed with the Commission on June 27, 2019;
•	Current Report on Form 8-K filed with the Commission on September 26, 2019; and
•	Current Report on Form 8-K filed with the Commission on October 25, 2019.

(d)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

(e)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on  Form 10, filed April 24, 1995 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement, including any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 8.  Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	File No.	Filing Date
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”), counsel to the Registrant.	X

10.1	Amended and Restated 2013 Stock Incentive Plan.		10-Q	000-18640	12/20/2019

23.1	Consent of Deloitte & Touche LLP.	X

23.2	Consent of Mintz Levin (included in Exhibit 5.1).	X

24.1	Power of Attorney (included on signature page of this Registration Statement).	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sherman Oaks, State of California on this 20th day of December, 2019.

APEX GLOBAL BRANDS INC.

By:	/s/ Henry Stupp
Henry Stupp
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Stupp and Steven L. Brink as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 20th day of December, 2019.

Signature	Title	Date
/s/ Henry Stupp	Chief Executive Officer and Director	December 20, 2019
Henry Stupp	(Principal Executive Officer)

/s/ Steven L. Brink	Chief Financial Officer	December 20, 2019
Steven L. Brink	(Principal Financial and Accounting Officer)

/s/ Jess Ravich	Director	December 20, 2019
Jess Ravich

/s/ Evan Hengel	Director	December 20, 2019
Evan Hengel

/s/ Dwight Mamanteo	Director	December 20, 2019
Dwight Mamanteo

/s/ Patti Johnson	Director	December 20, 2019
Patti Johnson

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